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                                                                    EXHIBIT 99.3

                          MEMORANDUM OF UNDERSTANDING

     This Memorandum of Understanding ("MOU") contains the essential terms of a settlement (the "Settlement") among Assisted Living Concepts, Inc. ("ALC"); William McBride III, Keren Brown Wilson, Stephen J. Gordon, Rhonda S. Marsh (nka, Rhonda S. McBride), Bradley G. Razook, Richard C. Ladd, and Gloria Cavanaugh (collectively, the "Individual Defendants") (together, ALC and the Individual Defendants shall be referred to herein as the "ALC Defendants"); Schroder & Co., Inc., Morgan Stanley Dean Witter, and SmithBarney, Inc. (collectively, the "Underwriters"); and plaintiffs on behalf of themselves and all members of a class to be certified for settlement purposes (the "Settlement Class") in In re Assisted Living Concepts, Inc. Securities Litigation, Civil No. CV 99-167-AA (Consolidated Cases) pending in the District of Oregon (the "Action"). ALC, the ALC Defendants, and the Underwriters shall be referred to collectively herein as "Settling Defendants"; all plaintiffs and members of the class shall be referred to collectively as "Plaintiffs"; and the law firms of Stoll Stoll Berne Lokting & Shlachter, P.C., Bernstein Litowitz Berger & Grossmann, LLP, and Schiffrin & Barroway, LLP, shall be referred to collectively as "Plaintiffs' Co-Lead Counsel."

     1. The Settlement shall be in the total amount of $30 million, consisting of the payment by or on behalf of Settling Defendants to Plaintiffs of $20,981,615 in cash and the delivery of a secured promissory note, the terms of which are described below, in the amount of $9,018,385 (the "Settlement Fund"). Participation in the Settlement by the ALC Defendants' insurance carriers (the "Carriers") by delivery prior to July 24, 2000 to the ALC Defendants of the Carriers' written consent to the Settlement and of the Carriers' agreement to contribute $20 million to the Settlement Fund as set forth herein is a condition to the Settlement. Upon deposit, subject to the Court's denial of final approval of the Settlement, the Settlement Fund shall become the property of Plaintiffs. The Settlement Fund shall be payable as follows:

             (a) Within three (3) business days after preliminary approval is given to the Settlement by the Court in this Action or within sixty (60) days of confirmation of the Carriers' participation in the Settlement, whichever occurs earlier (but in no event later than October 23, 2000), the Carriers, on behalf of the ALC Defendants, shall pay the sum of $20,000,000 and the Underwriters shall pay the sum of $981,615 into an escrow account bearing interest or holding U.S. Treasury obligations maintained on behalf of the Settlement Class by Stoll Stoll Berne Lokting & Shlachter, P.C., as escrow agents, subject to Court oversight (together with any other account designated for this purpose by Plaintiffs' Co-Lead Counsel after final court approval of the Settlement and subject to Court oversight (the "Escrow Fund")).

             (b) Within three (3) business days after preliminary approval is given to this Settlement by the Court or within sixty (60) days of confirmation of the Carriers' participation in the Settlement whichever occurs earlier (but no later than October 23, 2000). ALC shall deliver to Plaintiffs' Co-Lead Counsel a promissory note from ALC in the original amount of $9,018,385 (the "Note"), made payable as directed by Plaintiffs' Co-lead Counsel, and secured
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by real property collateral satisfactory to Plaintiffs' Co-Lead Counsel as to the terms and nature of the security interest and as to the nature and value of the collateral. The Note shall provide that it is to be paid by ALC by depositing immediately available federal funds into the Escrow Fund in four (4) equal quarterly installments commencing with an initial quarterly payment due on or before ninety (90) days following the Carriers' confirmation that they will participate in the Settlement as set forth herein (but in no event later than October 23, 2000), and the remaining three payments due in ninety (90) day increments thereafter. The Note shall not bear interest if paid on a timely basis. ALC shall have the right to prepay the Note in part or in full at any time without penalty, subject to the default provisions set forth in paragraph 1(c) below. Plaintiffs will reconvey, through escrow, portions of the real property collateral as requested by ALC in order to permit ALC to finance or sell such collateral, provided that all of the following conditions are satisfied: (1) ALC, through the escrow agent for such sale or financing transaction, shall pay any and all net proceeds from any such sale or financing (not in excess of outstanding liability on the Note) to the Escrow Fund to reduce the outstanding liability on the Note; (2) the outstanding loan to collateral value ratio and the nature, quality, and uninterrupted priority of the remaining collateral, as determined by Plaintiffs' Co-Lead Counsel, remain the same as at the time the real property collateral was accepted by Plaintiffs' Co-Lead Counsel, and Plaintiffs' Co-Lead Counsel otherwise shall be satisfied that the remaining collateral will be sufficient to secure full payment of the Note when due; and (3) any such financing or sale transaction is on terms which reasonably maximize the amount of financing or sale proceeds generated in light of the collateral proposed to be released. In addition, following any quarterly payment on the Note or other payment in excess of $2 million, Plaintiffs will reconvey the deeds of trust and other security interests on any excess real property collateral; provided that the loan to collateral value ratio and the nature, quality, and uninterrupted priority of the remaining collateral, as determined by Plaintiffs' Co-Lead Counsel, shall remain the same as at the time the real property collateral was accepted by Plaintiffs' Co-Lead Counsel, and Plaintiffs' Co-Lead Counsel otherwise shall be satisfied that the remaining collateral will be sufficient to secure full payment of the Note when due. Any prepayment(s) on the Note created by funds deposited in the Escrow Fund from the sale or financing of collateral shall be credited against and reduce the next quarterly payment.

             (c) The Note shall provide that in the event of a failure by ALC to make a payment due on the Note within three (3) business days of receipt of written notice of default, the total unpaid balance shall become immediately due and payable, interest at the rate of fifteen percent (15%) per annum shall begin to accrue on the unpaid balance from the date the payment was due until paid, and the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in the event of litigation to collect full payment on the Note.

     2. All reasonable costs of class notice and administration of the Settlement and taxes on interest earned to the extent required by law shall be paid out of the Escrow Fund. If the Settlement is not approved by the Court, within five (5) business days of entry of the Court's decision not to approve the Settlement the balance remaining in the Escrow Fund, including any accrued interest (excepting a reserve for any taxes owed thereon by Plaintiffs or Plaintiffs' Co-Lead Counsel), shall be refunded to counsel for ALC, which shall in turn distribute said sum on a
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pro rata basis to the Settling Defendants who contributed the funds, the Note shall be canceled and returned to ALC, and the security interest in the real property collateral shall be reconveyed to ALC. In the event the Settlement is approved by the Court, the interest earned shall remain the property of Plaintiffs but shall not reduce the obligation to pay a total amount of $30 million on the terms provided for herein. The allocation of the amounts to be paid to individual Plaintiffs shall be determined by Plaintiffs, subject to Court approval.

     3. Not later than July 28, 2000, and assuming that the condition to the Settlement set forth in paragraph 1 above is satisfied, the parties shall submit to the Court a stipulation of class certification for settlement purposes and all required documents to effectuate the Settlement, including a final Settlement Agreement, a [Proposed] Preliminary Order, a Summary Notice, a Notice of Partial Settlement, a Proof of Claim Form and Release, and a [Proposed] Final Order for preliminary approval by the Court.

     4. In the event that the condition requiring the Carriers' written consent to this Settlement and their agreement to contribute $20,000,000 to the Settlement Fund as set forth in paragraph 1 above is not satisfied, then this MOU shall be null and void.

     5. Within two (2) weeks after the end of the period by which Settlement Class members must opt out of the Settlement, Plaintiffs' Co-Lead Counsel shall give written notice (the "Notice of Opt-Outs") to Defense Counsel for ALC and the Underwriters of the number of shares of common stock, the number of five and five-eighths percent (5 5/8%) debentures, and the number of six percent (6%) debentures purchased by Settlement Class members during the Class Period who have elected to opt out of the Settlement Class. Upon receipt of the Notice of Opt-Outs, and in the event that the number of shares purchased during the Class Period by Settlement Class members electing to opt out of the Settlement Class represent (i) five percent (5%) or more of the total number of common shares in the class, as determined by Plaintiffs' damage expert, or (ii) five percent (5%) or more of the total number of five and five-eighths percent (5 5/8%) debentures, then, at the option of ALC, within five (5) business days after receipt of notice from Plaintiffs' Co-Lead Counsel of such determination, ALC shall provide written notice to Plaintiffs' Co-Lead Counsel of its intention not to go through with the Settlement. In the event that persons opting out of the Settlement Class represent five percent (5%) or more of the total number of six percent (6%) debentures, then, at the option of either ALC or the Underwriters, within five (5) business days after receipt of notice from Plaintiffs' Co-Lead Counsel of such determination, ALC or the Underwriters shall provide written notice to Plaintiffs' Co-Lead Counsel of their intention not to go through with the Settlement. Upon receipt of said termination notice, Plaintiffs' Co-Lead Counsel may within fourteen (14) calendar days of receipt of said termination notice (or such longer period as may be agreed upon in writing between Plaintiffs' Co-Lead Counsel and counsel for ALC and for the Underwriters), review the validity of any request to opt out of the Settlement Class and/or attempt to cause the retraction, revocation, or withdrawal of any opt-out request. If, within said period, Plaintiffs' Co-Lead Counsel succeed in causing the filing with the Court of retractions, revocations, or withdrawals of a sufficient number of opt-out requests such that the number of shares or debentures represented by the remaining requests to opt out of the Settlement Class do not
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constitute grounds for termination of the Settlement, then the termination notice shall be deemed a nullity, and the Settlement shall proceed in accordance with the Final Settlement Agreement.

     6. The Stipulation of Settlement shall include a full release in a form acceptable to all parties of all direct, derivative, and/or representative claims by Plaintiffs and all members of the Settlement Class against each of the Settling Defendants, their officers, directors, affiliates, employees, financial advisors, and counsel arising from the allegations asserted in the Action or which could have been asserted in the Action and a release of all counsel in the Action. The Stipulation of Settlement shall also include a release by the Underwriters of all claims against the remaining Settling Defendants, a release by the remaining Settling Defendants of all claims against the Underwriters, and a covenant not to sue by Settling Defendants as to all claims against KPMG arising from or relating to the allegations asserted in the Action. Notwithstanding any other provision of this agreement and the Settlement, Plaintiffs preserve all claims of any nature whatsoever against KPMG and any other nonreleased party.

     7. Each party shall bear its own attorneys' fees and costs. Attorneys' fees and costs awarded to Plaintiffs' Co-Lead Counsel shall be paid solely out of and shall not be in addition to the Settlement amount set forth herein.

     8. The parties will cooperate in good faith to execute expeditiously a Final Settlement Agreement. The Settlement is further conditioned upon receiving final judicial approval of all settlement terms, after notice and a fairness hearing, a final judgment of dismissal of the Settling Defendants with prejudice from the Action, and the entry of a contribution bar order precluding KPMG and/or any defendant not a party to this Settlement from asserting any claims arising from the allegations asserted in this litigation against any Settling Defendant.

     9. Assuming the Carriers confirm their participation in the Settlement, Settling Defendants will reasonably cooperate with Plaintiffs' Counsel by making available for interviews and sworn statements, witnesses under the control of Settling Defendants as reasonably requested by Plaintiffs' Counsel, including reasonable follow-up, and by responding to reasonable document requests. However, Settling Defendants expressly reserve their rights to object to the production of any document protected from discovery by the attorney-client work product, or other privileges. In addition, Settling Defendants shall not hinder or otherwise obstruct Plaintiffs from obtaining reasonable discovery from any entity described in the complaints filed in this matter by Plaintiffs, including without limitation HEI, its successor and/or any current or former members of HEI, or any attorneys or accountants for such entities or individuals.
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     10.      At the option of ALC, the terms of the Settlement shall remain confidential until the Stipulation of Settlement is filed with the Court or such earlier time as determined by ALC. ALC shall give advance notice to Plaintiffs' Co-Lead Counsel and counsel for the Underwriters before issuing a press release announcing the Settlement. The Plaintiffs and the Settling Defendants and their counsel agree that they will refrain from disparaging each other in any public statements.

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
STOLL STOLL BERNE LOKTING &              STOEL RIVES LLP
SHLACHTER, P.C.

/s/  David Rees              7/3/00       /s/  Barnes H. Ellis          9/5/00
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
GARY M. BERNE                 Dated      BARNES H. ELLIS                Dated
DAVID F. REES                            LOIS O. ROSENBAUM
Attorneys for Plaintiffs                 Attorneys for ALC Defendants
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
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BERNSTEIN LITOWITZ BERGER &              CAHILL GORDON & REINDEL
GROSSMANN LLP

/s/  David Rees for         7/3/00        /s/  Leonard A. Spivak        7/3/00
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
MAX W. BERGER                Dated       LEONARD A. SPIVAK               Dated
STEVEN B. SINGER                         Attorneys for Underwriters
Attorneys for Plaintiffs

SCHIFFRIN & BARROWAY, LLP                STROOCK & STROOCK & LAVAN LLP


/s/  David Rees for         7/3/00
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
DAVID KESSLER                Dated       MELVIN A. BROSTERMAN           Dated
Attorneys for Plaintiffs                 Attorneys for Defendants Richard C. Ladd,
                                         Bradley G. Razook, and Gloria Cavanaugh
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